UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2006, Sipex Corporation ("Sipex") entered into an Agreement for Purchase and Sale of Real Property with Mission West Properties L.P. The agreement provides for the sale of Sipex’s Hillview facility, located at 233 Hillview Drive in Milpitas, California, to Mission West Properties L.P. for a price of $13,400,000 in cash. The Hillview facility primarily consists of two buildings with approximately 95,690 total square feet (which includes 20,000 square feet of Class 10 clean room), approximately 293 on-site surface parking spaces, and the underlying land with improvements and all fixtures attached thereto.

Simultaneously, Sipex entered into a Standard Form Lease agreement to lease back the Hillview facility from Mission West Properties L.P. The lease term is 60 months with the following monthly payment amounts:

Months 1 through 12:
Base rent of $105,259 plus estimated common area charge of $2,871 for a monthly total of $108,130

Months 13 through 24:
Base rent of $108,417 plus estimated common area charge of $2,871 for a monthly total of $111,288

Months 25 through 36:
Base rent of $111,669 plus estimated common area charge of $2,871 for a monthly total of $114,540

Months 37 through 48:
Base rent of $115,019 plus estimated common area charge of $2,871 for monthly total of $117,890

Months 49 through 60:
Base rent of $118,470 plus estimated common area charge of 2,871 for a month total of $121,341

In addition, Sipex has provided a security deposit of $1,265,000 in the form of an irrevocable standby letter of credit issued to Mission West Properties, L.P. under its $5,000,000 line of credit with Silicon Valley Bank. The security deposit is held as security for the faithful performance by Sipex for all of the terms, covenants, and conditions prescribed under the lease agreement. Further, Sipex will have an option to extend the lease for an additional five years when the current term expires.

The foregoing description does not purport to be a complete description of the above two agreements and is qualified in its entirety by reference to the full text of each agreement including Agreement for Purchase and Sale of Real Properties and Standard Form Lease, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As set forth in Item 1.01, on March 9, 2006, Sipex entered into the Agreement for Purchase and Sale of Real Property at a sale price of $13,400,000 in cash for the Hillview facility in Milpitas, California. Sipex has used a portion of these funds to pay off and terminate the $7,000,000 private loan entered into on January 19, 2006, pursuant to a Securities Purchase Agreement in which it issued a 9% Secured Note With Convertible Interest Due January 19, 2008 to Rodfre Holdings LLC, an affiliate of Alonim Investments Inc., Sipex’s principal shareholder. Alonim Investments Inc. is an affiliate of Future Electronics Inc., Sipex’s exclusive distributor for North America and Europe. The remaining balance of $6,400,000 will be used in operating activities.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As set forth in Item 1.01, on March 9, 2006, Sipex entered into the Agreement for Purchase and Sale of Real Property in which Sipex sold its Hillview facility in Milpitas, California, for a price of $13,400,000 in cash. Sipex will record charges related to the sale of the Hillview facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As set forth in Item 1.01, on March 9, 2006, Sipex sold the Hillview facility and simultaneously entered into the Standard Lease Form to lease back such facility under an operating lease.

Item 8.01 Other Events.

Sipex issued a press release on March 13, 2006 announcing the sale and lease-back of Hillview facility. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Agreement for Purchase and Sale of Real Property dated March 9, 2006, by and between Sipex Corporation and Mission West Properties, L.P.

10.2 Standard Form Lease for 233 Hillview dated March 9, 2006, by and between Sipex Corporation and Mission West Properties, L.P.

99.1 Press release dated March 13, 2006, announcing the sale and lease-back of Hillview facility

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

March 13, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Sr. VP of Finance

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Exhibit Index

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Real Property dated March 9, 2006, by and between Sipex Corporation and Mission West Properties, L.P.
10.2	Standard Form Lease for 233 Hillview dated March 9, 2006, by and between Sipex Corporation and Mission West Properties, L.P.
99.1	Press release dated March 13, 2006, announcing the sale and lease-back of Hillview facility